Exhibit 23

Independent Auditors’ Consent

The Board of Directors

ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-34129, No. 333-38248, No. 333-60951 and No. 333-38256) on Form S-8 and the registration statements (No. 333-37960, No. 333-64482 and No. 333-99533) on Form S-3 of ViroPharma Incorporated of our report dated February 7, 2003, with respect to the consolidated balance sheets of ViroPharma Incorporated (A Development Stage Company) and subsidiary as of December 31, 2001 and 2002, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2002 and for the period from December 5, 1994 (Inception) to December 31, 2002, and the reference to our firm under the heading “Selected Financial Data”, which report and reference appear in the December 31, 2002, Annual Report on Form 10-K of ViroPharma Incorporated.

/s/ KPMG LLP

Princeton, New Jersey

March 20, 2003